May 2023

Pricing Supplement No. 9,132

Registration Statement Nos. 333-250103; 333-250103

Dated May 26, 2023

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. Equities

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The PLUS are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying prospectus supplement and prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to the maximum payment at maturity. However, if the basket has depreciated in value, investors will lose 1% for every 1% decline in the value of the basket over the term of the PLUS. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Accordingly, you may lose your entire investment. The PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies for a limited range of upside performance of the basket. Investors may lose their entire initial investment in the PLUS. The PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These PLUS are not secured obligations, and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
	Issuer:			Morgan Stanley Finance LLC
	Guarantor:			Morgan Stanley
	Maturity date:			December 2, 2024
	Original issue price:			$1,000 per PLUS
	Stated principal amount:			$1,000 per PLUS
	Pricing date:			May 26, 2023
	Original issue date:			June 1, 2023 (3 business days after the pricing date)
	Aggregate principal amount:			$3,490,000
	Interest:			None
Basket:	Basket component		Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	Bank of America Corporation common stock (the “BAC Stock”)		BAC	25%	$28.31	0.883080184
	American Express Company common shares (the “AXP Stock”)		AXP	25%	$157.24	0.158992623
	The Charles Schwab Corporation common stock (the “SCHW Stock”)		SCHW	25%	$53.67	0.465809577
	JPMorgan Chase & Co. common stock (the “JPM Stock”)		JPM	25%	$136.94	0.182561706
We refer to each of the BAC Stock, the AXP Stock, the SCHW Stock and the JPM Stock as an underlying stock or a basket stock and, together, as the basket components.
	Payment at maturity (per PLUS):			￭If the final basket value is greater than the initial basket value: $1,000 + the leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.

￭If the final basket value is less than or equal to the initial basket value:

$1,000 × basket performance factor

Under these circumstances, the payment at maturity will be less than or equal to the stated principal amount of $1,000 and could be zero.

	Leveraged upside payment:			$1,000 × leverage factor × basket percent change
	Leverage factor:			300%
	Basket percent change:			(final basket value – initial basket value) / initial basket value
	Basket performance factor:			Final basket value / initial basket value
	Maximum payment at maturity:			$1,330 per PLUS (133% of the stated principal amount)
Initial basket value:

100, which is equal to the sum of the products of the initial basket component values of each of the basket components, as set forth under “Basket—Initial basket component value” above, and the applicable multiplier for each of the basket components, each of which was determined on the pricing date.

	Final basket value:			The basket closing value on the valuation date.
	Valuation date:			November 26, 2024, subject to postponement for non-trading days and certain market disruption events.
Basket closing value:

The basket closing value on any day is the sum of the products of (i) the basket component closing value of each of the basket components and (ii) the applicable multiplier for such basket component on such date.

	Basket component closing value:			In the case of each underlying stock, the closing price of such underlying stock times the adjustment factor for such underlying stock
Multiplier:

The multipliers were set on the pricing date based on each basket component’s respective initial basket component value so that each basket component represents its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the PLUS. See “Basket—Multiplier” above.

	Adjustment factor:			With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
	Listing:			The PLUS will not be listed on any securities exchange.
	CUSIP / ISIN:			61774X2U6 / US61774X2U68
	Agent:			Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
	Estimated value on the pricing date:			$961.90 per PLUS. See “Investment Summary” on page 2.
	Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
	Per PLUS	$1,000	$20(1)
			$5(2)	$975
	Total	$3,490,000	$87,250	$3,402,750

(1) Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $20 for each PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5 for each PLUS.

(3)See “Use of proceeds and hedging” on page 25.

The PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 5.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the PLUS” and “Additional Information About the PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated November 16, 2020 Prospectus dated November 16, 2020

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

The PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024 (the “PLUS”) can be used:

￭As an alternative to direct exposure to the basket that enhances returns for a certain range of potential positive performance of the basket, subject to the maximum payment at maturity

￭To enhance returns and potentially outperform the basket in a moderately bullish scenario

￭To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

The PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 1.5 years
Leverage factor:	300%
Minimum payment at maturity:	None. You could lose your entire initial investment in the PLUS.
Maximum payment at maturity:	$1,330 per PLUS (133% of the stated principal amount)
Basket component weightings:	25% for the BAC Stock, 25% for the AXP Stock, 25% for the SCHW Stock and 25% for the JPM Stock
Interest:	None

The original issue price of each PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the PLUS, which are borne by you, and, consequently, the estimated value of the PLUS on the pricing date is less than $1,000. We estimate that the value of each PLUS on the pricing date is $961.90.

What goes into the estimated value on the pricing date?

In valuing the PLUS on the pricing date, we take into account that the PLUS comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the PLUS?

In determining the economic terms of the PLUS, including the leverage factor and the maximum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the PLUS?

The price at which MS & Co. purchases the PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the PLUS and, if it once chooses to make a market, may cease doing so at any time.

May 2023 Page 2

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The PLUS offer leveraged upside exposure to a certain range of positive performance of the basket. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to the maximum payment at maturity. However, if the basket has depreciated in value, investors will lose 1% for every 1% decline in the value of the basket over the term of the PLUS. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Investors may lose their entire initial investment in the PLUS.

Leveraged Performance Up to a Cap	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Upside Scenario

The basket increases in value, and, at maturity, the PLUS redeem for the stated principal amount of $1,000 plus 300% of the basket percent change, subject to the maximum payment at maturity of $1,330 per PLUS (133% of the stated principal amount).

Par Scenario	The final basket value is equal to the initial basket value. In this case, you receive the stated principal amount of $1,000 at maturity.
Downside Scenario

The basket declines in value, and, at maturity, the PLUS redeem for less than the stated principal amount by an amount proportionate to the decline in the value of the basket over the term of the PLUS. For example, if the final basket value is 30% less than the initial basket value, the PLUS will redeem at maturity for a loss of 30% of the principal at $700, or 70% of the stated principal amount. There is no minimum payment at maturity on the PLUS, and you could lose your entire investment.

May 2023 Page 3

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$1,000 per PLUS
Leverage factor:	300%
Maximum payment at maturity:	$1,330 per PLUS (133% of the stated principal amount)
Minimum payment at maturity:	None

PLUS Payoff Diagram

The Basket
The PLUS
$1,330
Maximum Payment at Maturity
$1,000
Stated Principal Amount
PLUS Zone
$1,600
$1,400
$1,330
$1,200
$1,000
$800
$600
$400
$200
$0
Payment at Maturity on the PLUS
-100%
-80%
-60%
-40%
-20%
0%
11%
20%
40%
60%
80%
Basket Percent Change

How it works

￭Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 300% of the appreciation of the basket over the term of the PLUS, subject to the maximum payment at maturity. An investor will realize the maximum payment at maturity of $1,330 per PLUS (133% of the stated principal amount) at a final basket value of 111% of the initial basket value.

￭If the basket appreciates 2%, the investor would receive a 6% return, or $1,060 per PLUS.

￭If the basket appreciates 95%, the investor would receive only the maximum payment at maturity of $1,330 per PLUS, or 133% of the stated principal amount.

￭Par Scenario. If the final basket value is equal to the initial basket value, the investor would receive the $1,000 stated principal amount.

￭Downside Scenario. If the final basket value is less than the initial basket value, the investor would receive an amount that is less than the $1,000 stated principal amount, based on a 1% loss of principal for each 1% decline in the value of the basket. Under these circumstances, the payment at maturity will be less than the stated principal amount per PLUS. There is no minimum payment at maturity on the PLUS.

￭For example, if the basket depreciates 60%, investors will lose 60% of their principal and receive only $400 per PLUS at maturity, or 40% of the stated principal amount.

May 2023 Page 4

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

Risks Relating to an Investment in the PLUS

￭The PLUS do not pay interest or guarantee return of any principal. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the initial basket value, the payout at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each PLUS by an amount proportionate to the full decline in the value of the basket over the term of the PLUS. There is no minimum payment at maturity on the PLUS, and, accordingly, you could lose your entire initial investment in the PLUS.

￭The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of $1,330 per PLUS, or 133% of the stated principal amount. Although the leverage factor provides 300% exposure to any increase in the final basket value over the initial basket value, because the payment at maturity will be limited to 133% of the stated principal amount for the PLUS, any increase in the final basket value over the initial basket value by more than 11% of the initial basket value will not further increase the return on the PLUS.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the PLUS in the secondary market, including:

othe market price and relative performance of each of the basket stocks at any time;

othe volatility (frequency and magnitude of changes in price) and dividend yield, if any, of each of the basket stocks;

ointerest and yield rates in the market;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket stocks or stock markets generally and which may affect the final basket value;

othe time remaining until the PLUS mature;

othe occurrence of certain events affecting a particular basket stock that may or may not require an adjustment to its adjustment factor; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the stated principal amount of $1,000 per PLUS if the closing prices of the basket stocks at the time of sale are near or below their closing prices on the pricing date, or if market interest rates rise. You cannot predict the future performance of any of the basket stocks based on its historical performance. There can be no assurance that the final basket value will be higher than the initial basket value such that you will receive at maturity an amount in excess of the $1,000 stated principal amount of the PLUS or that you will not suffer a loss on your initial investment in the PLUS.

￭The PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the PLUS. You are dependent on our ability to pay all amounts due on the PLUS at maturity and therefore you are subject to our credit risk. The PLUS are not guaranteed by any other entity. If we default on our obligations under the PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume

May 2023 Page 5

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭ Investing in the PLUS is not equivalent to investing in the basket components. Investing in the PLUS is not equivalent to investing in the BAC Stock, the AXP Stock, the SCHW Stock or the JPM Stock. As an investor in the PLUS, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the PLUS will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the PLUS in the original issue price reduce the economic terms of the PLUS, cause the estimated value of the PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the PLUS than those generated by others, including other dealers in the market, if they attempted to value the PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your PLUS in the secondary market (if any exists) at any time. The value of your PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The PLUS will not be listed on any securities exchange and secondary trading may be limited. The PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the PLUS. MS & Co. may, but is not obligated to, make a market in the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. Because we do not expect that other broker dealers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were not to make a market in the PLUS, it is likely that there would be no secondary market for the PLUS. Accordingly, you should be willing to hold your PLUS to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the PLUS. As calculation agent, MS & Co. will determine the initial basket component values and the final basket value, will calculate the basket percent change or basket performance factor, as applicable, will determine what adjustments should be made, if any, to the adjustment factor for a basket stock to reflect certain corporate and other events, whether a market disruption event has occurred and the amount of cash you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, the calculation of the basket component closing value in the event of a market disruption event and any adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “—Trading day,” “—Calculation agent,” “—Market disruption event,” “—Adjustments to the adjustment factors” and “—Alternate exchange calculation in case of an event of default.” In addition, MS & Co. has determined the estimated value of the PLUS on the pricing date.

May 2023 Page 6

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the PLUS (and possibly to other instruments linked to the basket components), including trading in the basket components as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the basket components and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUS. Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the closing values of the basket components on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any.

￭The U.S. federal income tax consequences of an investment in the PLUS are uncertain. Please note that the discussions in this pricing supplement concerning the U.S. federal income tax consequences of an investment in the PLUS supersede the discussions contained in the accompanying prospectus supplement.

Subject to the discussion under “United States Federal Taxation” in this pricing supplement, although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the PLUS due to the lack of governing authority, in the opinion of our counsel, Davis Polk & Wardwell LLP (“our counsel”), under current law, and based on current market conditions, a PLUS should be treated as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the PLUS, the timing and character of income on the PLUS might differ significantly from the tax treatment described herein. For example, under one possible treatment, the IRS could seek to recharacterize the PLUS as debt instruments. In that event, U.S. Holders (as defined below) would be required to accrue into income original issue discount on the PLUS every year at a “comparable yield” determined at the time of issuance and recognize all income and gain in respect of the PLUS as ordinary income. We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by Non-U.S. Holders (as defined below) should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect.

Both U.S. and Non-U.S. Holders should read carefully the discussion under “United States Federal Taxation” in this pricing supplement and consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the PLUS as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Basket Components

￭Changes in the values of the basket components may offset each other. Value movements in the basket components may not correlate with each other. At a time when the values of one or more basket components increase, the values of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the valuation date, increases in the values of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the values of other basket components.

￭Basket stock prices can be volatile. The trading prices of stocks can be volatile. Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the prices of the basket stocks on the valuation date and the overall performance of the basket stocks at any other point over the term of the PLUS.

May 2023 Page 7

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

￭We are not affiliated with the issuers of the basket stocks. We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the adjustment factors of the basket stocks. The issuers of the basket stocks have no obligation to consider your interests as an investor in the PLUS in taking any corporate actions that might affect the value of your PLUS. None of the money you pay for the PLUS will go to the issuers of the basket stocks.

￭We may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests. We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries, or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks. These research reports may or may not recommend that investors buy or hold the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

￭The closing prices of the basket stocks may come to be based on the value of the stock of companies other than the issuers of the basket stocks. Following certain corporate events relating to a basket stock, such as a stock-for-stock merger where the basket stock is not the surviving entity, you will receive at maturity an amount based on the closing price of the stock of a successor corporation to the issuer of the basket stock. Following certain other corporate events relating to a basket stock, such as a merger event where holders of the basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, the value of such cash consideration will be reallocated to the other, unaffected basket stock. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this document called “—Adjustments to the adjustment factors.” You should read this section in order to understand these and other adjustments that may be made to your PLUS.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the PLUS. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the PLUS or the basket stocks, or engaging in transactions therein, and any such action could adversely affect the value of basket stocks or the PLUS. These regulatory actions could result in restrictions on the PLUS and could result in the loss of a significant portion or all of your initial investment in the PLUS, including if you are forced to divest the PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the PLUS has declined.

￭The adjustments to the adjustment factors the calculation agent is required to make do not cover every corporate event that can affect the basket stocks. MS & Co., as calculation agent, will adjust the adjustment factor for a basket stock for certain events affecting the basket stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of the basket stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the value of the PLUS may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the PLUS.

May 2023 Page 8

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Basket Overview

The basket consists of the common stock of Bank of America Corporation (the “BAC Stock”), the common shares of American Express Company (the “AXP Stock”), the common stock of The Charles Schwab Corporation (the “SCHW Stock”) and the common stock of JPMorgan Chase & Co. (the “JPM Stock”).

Bank of America Corporation. Bank of America Corporation is a bank holding company and a financial holding company. The BAC Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by Bank of America Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-06523 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding Bank of America Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the BAC Stock is accurate or complete.

American Express Company. American Express Company is a globally integrated payments company that provides customers with access to products, insights and experiences. The AXP Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by American Express Company pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-07657 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding American Express Company may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the AXP Stock is accurate or complete.

The Charles Schwab Corporation. The Charles Schwab Corporation is a savings and loan holding company. The SCHW Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by The Charles Schwab Corporation pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-09700 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding The Charles Schwab Corporation may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the SCHW Stock is accurate or complete.

JPMorgan Chase & Co. JPMorgan Chase & Co. is a global financial services firm. The JPM Stock is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information provided to or filed with the Securities and Exchange Commission by JPMorgan Chase & Co. pursuant to the Exchange Act can be located by reference to the Securities and Exchange Commission file number 001-05805 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding JPMorgan Chase & Co. may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither the issuer nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the issuer of the JPM Stock is accurate or complete.

May 2023 Page 9

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Information as of market close on May 26, 2023:

Basket Component Information as of May 26, 2023
	Bloomberg Ticker Symbol	Current Basket Component Level	52 Weeks Ago	52-Week High	52-Week Low
BAC Stock	BAC	$28.31	$36.67	(on 11/11/2022): $38.41	(on 3/23/2023): $26.97
AXP Stock	AXP	$157.24	$165.37	(on 2/13/2023): $181.33	(on 9/30/2022): $134.91
SCHW Stock	SCHW	$53.67	$68.82	(on 1/10/2023): $85.62	(on 5/4/2023): $47.37
JPM Stock	JPM	$136.94	$129.44	(on 2/15/2023): $143.80	(on 10/11/2022): $101.96

The following graph is calculated based on an initial basket value of 100 on January 1, 2018 (assuming that each basket component is weighted as described in “Basket” on the cover page) and illustrates the effect of the offset and/or correlation among the basket components during the indicated period. The graph does not take into account the terms of the PLUS, nor does it attempt to show your expected return on an investment in the PLUS. The historical performance of the basket should not be taken as an indication of its future performance.

Basket Historical Performance January 1, 2018 to May 26, 2023

The following graphs set forth the daily closing values of each of the basket components for the period from January 1, 2018 through May 26, 2023. The related tables set forth the published high and low closing values, as well as the quarterly dividends, for each of the basket components for each quarter in the same period. The closing values for each of the basket components on May 26, 2023 were: (i) in the case of the BAC Stock, $28.31, (ii) in the case of the AXP Stock, $157.24, (iii) in the case of the SCHW Stock, $53.67 and (iv) in the case of the JPM Stock, $136.94. We obtained the information in the graphs and tables below from Bloomberg Financial Markets, without independent verification. The historical values of the basket components should not be taken as an indication of their future performance, and no assurance can be given as to the basket closing value on the valuation date.

May 2023 Page 10

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of Bank of America Corporation – Daily Closing Prices January 1, 2018 to May 26, 2023

Common Stock of Bank of America Corporation (CUSIP 060505104)	High ($)	Low ($)	Dividends ($)
2018
First Quarter	32.84	29.17	0.12
Second Quarter	31.22	28.19	0.12
Third Quarter	31.80	27.78	0.15
Fourth Quarter	30.43	22.73	0.15
2019
First Quarter	29.82	24.56	0.15
Second Quarter	30.77	26.60	0.15
Third Quarter	30.89	26.25	0.18
Fourth Quarter	35.52	27.63	0.18
2020
First Quarter	35.64	18.08	0.18
Second Quarter	28.54	19.77	0.18
Third Quarter	26.92	22.77	0.18
Fourth Quarter	30.31	23.47	0.18
2021
First Quarter	38.99	29.65	0.18
Second Quarter	43.27	38.08	0.18
Third Quarter	43.26	36.93	0.21
Fourth Quarter	48.37	43.08	0.21
2022
First Quarter	49.38	38.34	0.21
Second Quarter	40.90	31.13	0.21
Third Quarter	36.64	30.13	0.22
Fourth Quarter	38.41	29.77	0.22
2023
First Quarter	36.77	26.97	0.22
Second Quarter (through May 26, 2023)	30.56	26.99	-

We make no representation as to the amount of dividends, if any, that Bank of America Corporation may pay in the future. In any event, as an investor in the PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Bank of America Corporation.

May 2023 Page 11

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Shares of American Express Company – Daily Closing Prices January 1, 2018 to May 26, 2023

Common Shares of American Express Company (CUSIP 025816109)	High ($)	Low ($)	Dividends ($)
2018
First Quarter	101.64	88.34	0.35
Second Quarter	102.70	91.00	0.35
Third Quarter	111.11	97.84	0.39
Fourth Quarter	112.89	89.50	0.39
2019
First Quarter	113.55	93.43	0.39
Second Quarter	124.92	109.85	0.39
Third Quarter	128.57	116.80	0.43
Fourth Quarter	125.77	112.54	0.43
2020
First Quarter	136.93	68.96	0.43
Second Quarter	113.67	73.60	0.43
Third Quarter	107.27	90.57	0.43
Fourth Quarter	125.04	91.07	0.43
2021
First Quarter	150.27	114.09	0.43
Second Quarter	169.45	144.33	0.43
Third Quarter	176.77	158.72	0.43
Fourth Quarter	187.08	150.06	0.43
2022
First Quarter	198.38	158.74	0.52
Second Quarter	188.46	137.50	0.52
Third Quarter	165.84	134.91	0.52
Fourth Quarter	157.59	134.91	0.52
2023
First Quarter	181.33	146.43	0.60
Second Quarter (through May 26, 2023)	164.95	147.93	-

We make no representation as to the amount of dividends, if any, that American Express Company may pay in the future. In any event, as an investor in the PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common shares of American Express Company.

May 2023 Page 12

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of The Charles Schwab Corporation – Daily Closing Prices January 1, 2018 to May 26, 2023

Common Stock of The Charles Schwab Corporation (CUSIP 808513105)	High ($)	Low ($)	Dividends ($)
2018
First Quarter	57.76	48.90	0.10
Second Quarter	59.59	50.11	0.10
Third Quarter	54.22	49.15	0.13
Fourth Quarter	52.17	38.25	0.13
2019
First Quarter	47.98	40.72	0.17
Second Quarter	46.26	39.15	0.17
Third Quarter	44.28	36.12	0.17
Fourth Quarter	51.07	35.10	0.17
2020
First Quarter	49.00	28.43	0.18
Second Quarter	42.82	31.75	0.18
Third Quarter	36.28	33.02	0.18
Fourth Quarter	53.04	36.75	0.18
2021
First Quarter	67.65	51.54	0.18
Second Quarter	76.01	63.69	0.18
Third Quarter	77.38	66.68	0.18
Fourth Quarter	85.82	73.23	0.18
2022
First Quarter	95.53	75.69	0.20
Second Quarter	83.83	59.99	0.20
Third Quarter	77.18	60.57	0.22
Fourth Quarter	83.26	67.43	0.22
2023
First Quarter	85.62	51.91	0.25
Second Quarter (through May 26, 2023)	55.55	47.37	0.25

We make no representation as to the amount of dividends, if any, that The Charles Schwab Corporation may pay in the future. In any event, as an investor in the PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of The Charles Schwab Corporation.

May 2023 Page 13

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Common Stock of JPMorgan Chase & Co. – Daily Closing Prices January 1, 2018 to May 26, 2023

Common Stock of JPMorgan Chase & Co. (CUSIP 46625H100)	High ($)	Low ($)	Dividends ($)
2018
First Quarter	118.77	106.94	0.56
Second Quarter	114.29	103.24	0.56
Third Quarter	118.63	103.61	0.56
Fourth Quarter	115.32	92.14	0.80
2019
First Quarter	107.19	97.11	0.80
Second Quarter	116.12	104.64	0.80
Third Quarter	120.23	104.80	0.80
Fourth Quarter	139.40	111.82	0.90
2020
First Quarter	141.09	79.03	0.90
Second Quarter	113.45	84.03	0.90
Third Quarter	103.82	91.28	0.90
Fourth Quarter	127.07	96.54	0.90
2021
First Quarter	157.65	125.65	0.90
Second Quarter	166.44	147.37	0.90
Third Quarter	166.98	146.97	0.90
Fourth Quarter	171.78	153.94	1.00
2022
First Quarter	168.44	128.30	1.00
Second Quarter	135.91	112.61	1.00
Third Quarter	123.63	104.50	1.00
Fourth Quarter	138.18	101.96	1.00
2023
First Quarter	143.80	124.91	1.00
Second Quarter (through May 26, 2023)	141.40	127.47	-

We make no representation as to the amount of dividends, if any, that JPMorgan Chase & Co. may pay in the future. In any event, as an investor in the PLUS, you will not be entitled to receive dividends, if any, that may be payable on the common stock of JPMorgan Chase & Co.

May 2023 Page 14

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the PLUS

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement or prospectus, the terms described herein shall control.
Valuation date:

If the scheduled valuation date is not a trading day with respect to any basket stock or if there is a market disruption event with respect to any basket stock on such day, the valuation date for that basket stock only shall be the next succeeding trading date on which there is no market disruption event; provided that if a market disruption event has occurred on each of the five consecutive trading days immediately succeeding such scheduled valuation date, then (i) such fifth succeeding trading day shall be deemed to be the relevant valuation date for such affected basket stock notwithstanding the occurrence of a market disruption event on such day and (ii) with respect to any such fifth trading day on which a market disruption event occurs, the calculation agent shall determine the closing price for the valuation date of such basket stock on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for such basket stock for such day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price for the valuation date for such basket stock shall be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Closing price:

The closing price for each basket stock (or one unit of any other security for which a closing price must be determined) on any trading day (as defined below) means:

(i) if such basket stock (or any such other security) is listed on a national securities exchange (other than The Nasdaq Stock Market LLC (the “Nasdaq”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such basket stock (or any such other security) is listed,

(ii) if such basket stock (or any such other security) is a security of the Nasdaq, the official closing price published by the Nasdaq on such day, or

(iii) if such basket stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such basket stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such basket stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to a basket stock (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such basket stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for such basket stock (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Morgan Stanley & Co. LLC and its successors (“MS & Co.”) or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the closing price for such basket stock will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto or, if applicable, the OTC Reporting Facility operated by FINRA. See “—Adjustments to the adjustment factors” below.

Trading day:

With respect to any underlying stock, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange (“NYSE”), the Nasdaq, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Market disruption event:

With respect to any basket stock, market disruption event means:

(i) the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of such basket stock on the primary market for such basket stock for more than two hours of trading or

May 2023 Page 15

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

during the one-half hour period preceding the close of the principal trading session in such market; or

(b) a breakdown or failure in the price and trade reporting systems of the primary market for such basket stock as a result of which the reported trading prices for such basket stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c) the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to such basket stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position in such basket stock with respect to the PLUS.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the options contract on any basket stock will not constitute a market disruption event, (3) a suspension of trading in options contracts on any basket stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such basket stock and (4) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any basket stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the PLUS (the “acceleration amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the PLUS as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the PLUS. That cost will equal:

• the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

• the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the PLUS in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the PLUS, which we describe below, the holders of the PLUS and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the acceleration amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the acceleration amount.

If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to The Depository Trust Company of the acceleration amount and the aggregate cash amount due, if any, with respect to the PLUS as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the acceleration amount first becomes due and ending on the third business day after that day, unless:

• no quotation of the kind referred to above is obtained, or

• every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If

May 2023 Page 16

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the valuation date, then the acceleration amount will equal the principal amount of the PLUS.

Qualified Financial Institutions

For the purpose of determining the acceleration amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

• A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

• P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Adjustments to the adjustment factors:

The adjustment factor with respect to a basket stock will be adjusted as follows:

1. If a basket stock is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such basket stock will be adjusted to equal the product of the prior adjustment factor for such basket stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such basket stock.

2. If a basket stock is subject (i) to a stock dividend (issuance of additional shares of such basket stock) that is given ratably to all holders of shares of such basket stock or (ii) to a distribution of such basket stock as a result of the triggering of any provision of the corporate charter of the issuer of such basket stock, then once the dividend has become effective and such basket stock is trading ex-dividend, the adjustment factor for such basket stock will be adjusted so that the new adjustment factor for such basket stock will equal the prior adjustment factor for such basket stock plus the product of (i) the number of shares issued with respect to one share of such basket stock and (ii) the prior adjustment factor for such basket stock.

3. If the issuer of a basket stock issues rights or warrants to all holders of a basket stock to subscribe for or purchase such basket stock at an exercise price per share less than the closing price of such basket stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the PLUS, then the adjustment factor for such basket stock will be adjusted to equal the product of the prior adjustment factor for such basket stock and a fraction, the numerator of which shall be the number of shares of such basket stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such basket stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such basket stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such basket stock which the aggregate offering price of the total number of shares of such basket stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

4. There will be no required adjustments to the adjustment factor to reflect cash dividends or other distributions paid with respect to a basket stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and extraordinary dividends as described below. A cash dividend or other distribution with respect to any basket stock will be deemed to be an “extraordinary dividend” if such cash dividend or distribution exceeds the immediately preceding non-extraordinary dividend for such basket stock by an amount equal to at least 10% of the closing price of such basket stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in such basket stock on the primary U.S. organized securities exchange or trading system on which such basket stock is traded or trading system no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend (such closing price, the “base closing price”). Subject to the following sentence, if an extraordinary dividend occurs with respect to any basket stock, the adjustment factor with respect to such basket stock will be adjusted on the ex-dividend date with respect to such extraordinary dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the base closing price, and the denominator of which is the amount by which the base closing price exceeds the extraordinary dividend amount. If any extraordinary dividend amount is at least 35% of the base closing price, then, instead of adjusting the adjustment factor of such affected basket stock (as defined below), the Payment at Maturity will be determined as described in paragraph 5 below, and the extraordinary dividend will be allocated equally among the unaffected basket stocks as described in clause (c)(ii) of paragraph 5 below. The “extraordinary dividend amount” with respect to an extraordinary dividend for any basket stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such extraordinary dividend minus the amount per share of the immediately preceding non-extraordinary dividend for such basket stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such extraordinary

May 2023 Page 17

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

dividend. The value of the non-cash component of an extraordinary dividend will be determined on the ex-dividend date for such distribution by the calculation agent, whose determination will be conclusive in the absence of manifest error. A distribution on any basket stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below will cause an adjustment to the adjustment factor pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

5. Any of the following shall constitute a reorganization event: (i) a basket stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the issuer of such basket stock, (ii) the issuer of a basket stock or any surviving entity or subsequent surviving entity of the issuer of such basket stock (an “issuer successor”) has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) the issuer of a basket stock or any issuer successor completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) the issuer of a basket stock is liquidated, (v) the issuer of a basket stock issues to all of its shareholders equity securities of an issuer other than the issuer of such basket stock (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spinoff stock”) or (vi) the issuer of a basket stock or any issuer successor is the subject of a tender or exchange offer or going-private transaction on all of the outstanding shares of such basket stock. If any reorganization event occurs, in each case as a result of which the holders of a basket stock receive any equity security listed on a national securities exchange (a “marketable security”), other securities or other property, assets or cash (collectively, “exchange property”), the adjustment factor for such basket stock and/or any for any new stock (as defined below) on the valuation date (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) will be determined in accordance with the following:

(a) if such basket stock continues to be outstanding (if applicable, as reclassified upon the issuance of any tracking stock), the adjustment factor in effect on the valuation date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

(b) for each marketable security received in such reorganization event (each a “new stock”), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for such basket stock, the number of shares of the new stock received with respect to one share of the basket stock multiplied by the adjustment factor in effect for such basket stock on the trading day immediately prior to the effective date of the reorganization event (the “new stock adjustment factor”), as adjusted to the valuation date (taking into account any adjustments for distributions described under clause (c)(i) below); and

(c) for any cash and any other property or securities other than marketable securities received in such reorganization event (the “non-stock exchange property”),

(i) if the combined value of the amount of non-stock exchange property received per share of such basket stock, as determined by the calculation agent in its sole discretion on the effective date of such reorganization event (the “non-stock exchange property value”), by holders of the basket stock is less than 25% of the closing price of the basket stock on the trading day immediately prior to the effective date of the reorganization event, a number of shares of the basket stock, if applicable, and of any new stock received in connection with such reorganization event, if applicable, with respective values in proportion to the relative closing prices of the basket stock and any such new stock, and with an aggregate value equal to the non-stock exchange property value multiplied by the adjustment factor in effect for such basket stock on the trading day immediately prior to the effective date of the reorganization event, based on such closing prices, in each case as determined by the calculation agent in its sole discretion, on the effective date of such reorganization event; and the number of such shares of the basket stock or any new stock determined in accordance with this clause (c)(i) will be added at the time of such adjustment to the adjustment factor in subparagraph (a) above and/or the new stock adjustment factor in subparagraph (b) above, as applicable, or

(ii) if the non-stock exchange property value is equal to or exceeds 25% of the closing price of such basket stock on the trading day immediately prior to the effective date of the reorganization event or, if the basket stock is surrendered exclusively for Non-Stock exchange property (in each case, a “reference basket event”), the adjustment factor of each basket stock (each an “unaffected basket stock”) other than the basket stock affected by such reference basket event (the “affected basket stock”) shall equal (A) the then current adjustment factor for such unaffected basket stock plus (B) (i) the amount of cash received per share of the affected basket stock times the applicable adjustment factor for such affected basket stock on the date of such reference basket event times (ii) a fraction, the numerator of which is the adjustment factor of such unaffected basket stock as of the trading day immediately following the day on which a holder of the affected basket stock receives such cash and the denominator of which is the sum of the products of the closing price of each of the unaffected basket stocks and the corresponding adjustment factor of such unaffected basket stock, each determined by the calculation agent on such trading day.

May 2023 Page 18

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Following the allocation of any extraordinary dividend to the unaffected basket stocks pursuant to paragraph 4 above or any reorganization event described in paragraph 5, the final basket value on the valuation date determined by the calculation agent will be an amount equal to the sum of:

(x) if applicable, the closing price of each basket stock times the adjustment factor then in effect for such basket stock; and

(y) if applicable, the closing price of each new stock times the new stock adjustment factor then in effect for such new stock.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving exchange property of a particular type, exchange property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraphs 4 or 5 above, (i) references to “basket stock” under “—Closing price” and “—Market disruption event” shall be deemed to also refer to any new stock, and (ii) all other references in this document to “basket stock” shall be deemed to refer to any new stock and references to a “share” or “shares” of a basket stock shall be deemed to refer to the applicable unit or units of such exchange property, including any new stock, unless the context otherwise requires. The new stock adjustment factor(s) resulting from any reorganization event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

If a closing price for a basket stock is no longer available for a basket stock for whatever reason, including the liquidation of the issuer of such basket stock or the subjection of the issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law and a closing price is not determined pursuant to adjustments made under paragraph 5 above, then the value of such basket stock will equal zero for so long as no closing price is available. There will be no substitution for any such basket stock.

No adjustment to any adjustment factor for any basket stock (including for this purpose, any new stock adjustment factor) will be required unless such adjustment would require a change of at least .1% in the adjustment factor of such basket stock then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one billionth, with five ten-billionths rounded upward. Adjustments to the adjustment factors will be made up to and including the valuation date.

No adjustments to the adjustment factor for any basket stock or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the closing price of a basket stock, including, without limitation, a partial tender or exchange offer for a basket stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to any adjustment factor for a basket stock, any new stock adjustment factor or method of calculating the non-stock exchange property value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to any adjustment factor, or to the method of calculating the final basket value on the valuation date made pursuant to paragraph 5 above, upon written request by any investor in the PLUS.

Interest:	None
Bull market or bear market PLUS:	Bull Market PLUS
Postponement of maturity date:

If the valuation date for any basket component is not a trading day or if a market disruption event occurs on that day so that the valuation date falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following such valuation date as postponed.

Denominations:	$1,000 per PLUS and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered security holders, the trustee and the depositary:

In the event that the maturity date is postponed due to postponement of the valuation date, the issuer shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the PLUS by mailing notice of

May 2023 Page 19

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the PLUS to the trustee for delivery to the depositary, as holder of the PLUS, on the maturity date.

May 2023 Page 20

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information About the PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 PLUS
United States Federal Taxation:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying prospectus supplement does not apply to the PLUS issued under this pricing supplement and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the PLUS. This discussion applies only to investors in the PLUS who:

●purchase the PLUS in the original offering; and

●hold the PLUS as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

●certain financial institutions;

●insurance companies;

●dealers and certain traders in securities or commodities;

●investors holding the PLUS as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

●U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

●regulated investment companies;

●real estate investment trusts; or

●tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the PLUS, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the PLUS or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the PLUS to you.

In addition, we will not attempt to ascertain whether any issuer of any shares to which a PLUS relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to a Non-U.S. Holder (as defined below) upon the sale, exchange or settlement of the PLUS. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the PLUS is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the PLUS should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the PLUS due to the lack of governing authority, in the opinion of our counsel, under current law, and based on current market conditions, a PLUS should be treated as a single financial contract that is an

May 2023 Page 21

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

“open transaction” for U.S. federal income tax purposes.

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the PLUS or instruments that are similar to the PLUS for U.S. federal income tax purposes, no assurance can be given that the Internal Revenue Service (the “IRS”) or a court will agree with the tax treatment described herein. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the PLUS (including possible alternative treatments of the PLUS). Unless otherwise stated, the following discussion is based on the treatment of the PLUS as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a PLUS that is, for U.S. federal income tax purposes:

●a citizen or individual resident of the United States;

●a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

●an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the PLUS

Assuming the treatment of the PLUS as set forth above is respected, the following U.S. federal income tax consequences should result.

Tax Treatment Prior to Settlement. A U.S. Holder should not be required to recognize taxable income over the term of the PLUS prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis. A U.S. Holder’s tax basis in the PLUS should equal the amount paid by the U.S. Holder to acquire the PLUS.

Sale, Exchange or Settlement of the PLUS. Upon a sale, exchange or settlement of the PLUS, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the PLUS sold, exchanged or settled. Any gain or loss recognized upon the sale, exchange or settlement of the PLUS should be long-term capital gain or loss if the U.S. Holder has held the PLUS for more than one year at such time, and short-term capital gain or loss otherwise.

Possible Alternative Tax Treatments of an Investment in the PLUS

Due to the absence of authorities that directly address the proper tax treatment of the PLUS, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to analyze the U.S. federal income tax consequences of owning the PLUS under Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to the PLUS, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount on the PLUS every year at a “comparable yield” determined at the time of their issuance, adjusted upward or downward to reflect the difference, if any, between the actual and the projected amount of the contingent payment on the PLUS. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the PLUS would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of original issue discount and as capital loss thereafter.

Other alternative federal income tax treatments of the PLUS are also possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the PLUS. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule, which very generally

May 2023 Page 22

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

can operate to recharacterize certain long-term capital gain as ordinary income and impose an interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the PLUS, possibly with retroactive effect. U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS, including possible alternative treatments and the issues presented by this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the payment on the PLUS at maturity and the payment of proceeds from a sale, exchange or other disposition of the PLUS, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with the payment on the PLUS and the payment of proceeds from a sale, exchange or other disposition of the PLUS, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a PLUS that is, for U.S. federal income tax purposes:

●an individual who is classified as a nonresident alien;

●a foreign corporation; or

●a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

●a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

●certain former citizens or residents of the United States; or

●a holder for whom income or gain in respect of the PLUS is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the PLUS.

Tax Treatment upon Sale, Exchange or Settlement of the PLUS

In general. Assuming the treatment of the PLUS as set forth above is respected, and subject to the discussions below concerning backup withholding and the possible application of Section 871(m) of the Code and the discussion above concerning the possible application of Section 897 of the Code, a Non-U.S. Holder of the PLUS generally will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

Subject to the discussions regarding the possible application of Sections 871(m) and 897 of the Code and FATCA, if all or any portion of a PLUS were recharacterized as a debt instrument, any payment made to a Non-U.S. Holder with respect to the PLUS would not be subject to U.S. federal withholding tax, provided that:

●the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Morgan Stanley stock entitled to vote;

●the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Morgan Stanley through stock ownership;

●the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code, and

●the certification requirement described below has been fulfilled with respect to the beneficial owner.

May 2023 Page 23

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a PLUS (or a financial institution holding a PLUS on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form) on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Among the issues addressed in the notice is the degree, if any, to which any income with respect to instruments such as the PLUS should be subject to U.S. withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of this issue could materially and adversely affect the withholding tax consequences of ownership and disposition of the PLUS, possibly on a retroactive basis. Non-U.S. Holders should note that we currently do not intend to withhold on any payment made with respect to the PLUS to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussions below regarding Section 871(m) and FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the PLUS to Non-U.S. Holders, and we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the PLUS, including the possible implications of the notice referred to above.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the PLUS do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the PLUS should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the PLUS.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the PLUS may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the PLUS.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the PLUS at maturity as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the PLUS. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the PLUS – Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on

May 2023 Page 24

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If the PLUS were recharacterized as debt instruments, FATCA would apply to any payment of amounts treated as interest and to payments of gross proceeds of the disposition (including upon retirement) of the PLUS. However, under proposed regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization), no withholding will apply on payments of gross proceeds (other than amounts treated as FDAP income). If withholding were to apply to the PLUS, we would not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the PLUS.

The discussion in the preceding paragraphs under “United States Federal Taxation,” insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal income tax consequences of an investment in the PLUS.

Use of proceeds and hedging:

The proceeds from the sale of the PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the PLUS.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the basket components, in futures and/or options contracts on the basket components listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUS. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the PLUS, including on the valuation date, by purchasing and selling the basket components, futures and/or options contracts on the basket components listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the values of the basket components, and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity, if any.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the PLUS through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $20 for each PLUS they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5 for each PLUS. The costs included in the original issue price of the PLUS will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the PLUS.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Validity of the PLUS:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the PLUS offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such PLUS

May 2023 Page 25

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Four Stocks due December 2, 2024

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the PLUS and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2020, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2020.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the accompanying prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the accompanying prospectus supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL and/or Morgan Stanley will arrange to send you the accompanying prospectus supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov.as follows:

Prospectus Supplement dated November 16, 2020

Prospectus dated November 16, 2020

Terms used but not defined in this document are defined in the accompanying prospectus supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

May 2023 Page 26